UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 5, 2006 (May 30, 2006)

DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 E. Fifth Avenue, Columbus, Ohio		43219

(Address of principal executive offices)		(Zip Code)
(614) 237-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 30, 2006, DSW Inc. (the “Company”) entered into an Amended and Restated Supply Agreement (the “Agreement”) to supply shoes to Stein Mart, Inc. (“Stein Mart”).
     Under the terms of the Agreement, the Company will be the exclusive supplier of shoes (the “Merchandise”) to all Stein Mart stores that have shoe departments. The Company currently supplies Merchandise to certain Stein Mart stores. The Company will own the Merchandise until the Merchandise is sold to the customer. The net revenue generated from the sale of the Merchandise will be shared consistent with the current agreement between the parties. The Agreement terminates on December 31, 2009, but will automatically extend for another three years in the event that neither party gives notice of its intent not to renew.
     The foregoing summary is qualified in its entirety by reference to the full and complete terms of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Supply Agreement, dated May 30, 2006, between DSW Inc. and Stein Mart, Inc.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSW Inc.

	By:	/s/ Douglas J. Probst

Douglas J. Probst Executive Vice President, Chief Financial Officer and Treasurer

Date: June 5, 2006